Exhibit 99.1

The expenses to be incurred by CMS Energy relating to the offering of $250,000,000 principal amount of its 3.875% Senior Notes due 2024, and $300,000,000 principal amount of its 4.875% Senior Notes due 2044 under CMS Energy’s Registration Statement on Form S-3 (Registration No. 333-174906) and the related prospectus supplement filed with the Securities and Exchange Commission and dated February 24, 2014 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$70,744.00
Services of Independent Registered Public Accounting Firms	75,000.00
Trustee Fees and Expenses	10,000.00
Legal Fees and Expenses	25,000.00
Rating Agency Fees	600,000.00
Printing and Delivery Expenses	7,100.00
Miscellaneous Expenses	5,000.00
Total	$792,844.00